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                                                                   Exhibit 10.63


                              INVESTMENT AGREEMENT

         This Investment Agreement ("Agreement"), dated as of May 9, 2003, by and among INVISA, INC., a Nevada corporation ("Company"), and BARBELL GROUP, INC. ("Investor").

         Whereas, the parties desire that, upon the terms and subject to the conditions contained herein, the investor shall invest up to one million dollars ($1,000,000) to purchase the Company's common stock, $.001 par value per share (the "Common Stock");

         Whereas, such investments will be made in reliance upon the provisions of Section 4(2) under the Securities Act of 1933, as amended (the "1933 Act"), Rule 506 of Regulation D, and the rules and regulations promulgated thereunder, and/or upon such other exemption from the registration requirements of the 1933 act as may be available with respect to any or all of the investments in common stock to be made hereunder.

         Whereas, contemporaneously with the execution and delivery of this agreement, the parties hereto are executing and delivering a Registration Rights Agreement substantially in the form attached hereto ("Registration Rights Agreement") pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act, and the rules and regulations promulgated thereunder, and applicable state securities laws.

         Now therefore, the Company and the Investor hereby agree as follows:

1.       DEFINITIONS.

         As used in this Agreement, the following terms shall have the following meanings specified or indicated, and such meanings shall be equally applicable to the singular and plural forms of the defined terms.

"1933 Act" shall mean the Securities Act of 1933, as it may be amended.

"1934 Act" shall mean the Securities Exchange Act of 1934, as it may be amended.

"Affiliate" shall have the meaning specified in Section 5(h).

"Agreed Upon Procedures Report" shall have the meaning specified in Section
2(o).

"Agreement" shall mean this Investment Agreement.

"Bring Down Cold Comfort Letter" shall have the meaning specified in Section
2(n).

"Buy-In" shall have the meaning specified in Section 6.

"Buy-In Adjustment Amount" shall have the meaning specified in Section 6.

"Closing" shall have the meaning specified in Section 2(h).


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"Closing Date" shall mean, as defined in Section 2(h), the date which is five
(5) Trading Days following the Put Notice Date.

"Common Stock" shall mean the Common Stock of the Company.

"Control" or "Controls" shall have the meaning specified in Section 5(h).

"Covering Shares" shall have the meaning specified in Section 6.

"Effective Date" shall mean the date the SEC declares effective the Registration Statement covering the transactions described in the Agreement.

"Environmental Laws" shall have the meaning specified in Section 4(m).

"Escrow Agent" shall mean Capstone Partners, L.P.

"Escrow Agreement" shall mean the Escrow Agreement entered into between the Company, Investor and Escrow Agent.

"Execution Date" shall mean the date all Transaction Documents are executed by the Company and Investor.

"Floor Price" shall be a price per Share of the Common Stock stated in the Preliminary Put Notice which, if greater than the Purchase Price set forth in the Put Notice given at the end of the same Pricing Period, then no sale of Shares shall take place pursuant to the Put Notice and it shall become void.

"Indemnitees" shall have the meaning specified in Section 10.

"Indemnified Liabilities" shall have the meaning specified in Section 10.

"Ineffective Period" shall mean any period of time that the Registration Statement or any Supplemental Registration Statement (as defined in the Registration Rights Agreement) becomes ineffective or unavailable for use for the sale or resale, as applicable, of any or all of the Registrable Securities (as defined in the Registration Rights Agreement) for any reason (or in the event the prospectus under either of the above is not current and deliverable) during any time period required under the Registration Rights Agreement.

"Investor" shall mean the investor defined in the Preamble and undersigned.

"Major Transaction" shall have the meaning specified in Section 2(g).

"Material Adverse Effect" shall have the meaning specified in Section 4(a).

"Material Facts" shall have the meaning specified in Section 2(m).

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"Maximum Common Stock Issuance" shall have the meaning specified in Section
2(j).

"Open Period" shall mean the period beginning on and including the Trading Day immediately following the Effective Date and ending on the earlier of (i) the date which is twelve (12) months from the Effective Date and (ii) termination of the Agreement in accordance with Section 9.

"Payment Amount" shall have the meaning specified in Section 2(p).

"Partial Release Form" shall have the meaning specified in Section 2(i).

"Preliminary Put Notice" shall mean a written notice sent to the Investor by the Company stating (i) the Put Amount of Shares the Company intends to sell to the Investor pursuant to the terms of the Agreement, (ii) the current number of Shares issued and outstanding on such date and (iii) the Floor Price in the form annexed as Exhibit C-1.

"Preliminary Put Notice Date" shall mean the Trading Day on which the Investor receives a Preliminary Put Notice, however a Preliminary Put Notice shall be deemed delivered on (x) the Trading Day it is received by facsimile or otherwise by the Investor if such notice is received prior to 12:00 noon Eastern Time (receipt being deemed to occur if the Company possess a facsimile confirmation showing completed transmission by such time), or (y) the immediately succeeding Trading Day if it is received by facsimile or otherwise after 12:00 noon Eastern Time on a Trading Day (receipt being documented as described in (x) above). No Preliminary Put Notice may be deemed delivered on a day that is not a Trading Day

"Pricing Period" shall mean the period beginning four (4) Trading Days preceding the Preliminary Put Notice Date and ending on and including the date which is five (5) Trading Days after such Preliminary Put Notice Date.

"Principal Market" shall have the meaning specified in Section 2(f).

"Prospectus" shall mean the prospectus, preliminary prospectus and supplemental prospectus used in connection with the Registration Statement.

"Purchase Amount" shall mean the total amount being paid by Investor on a particular Closing Date to purchase the Shares.

"Purchase Price" shall mean seventy-five percent (75%) of the Volume Weighted Average Price during the specified Pricing Period.

"Put Amount" shall mean, with respect to any single Put Notice, at least one hundred thousand dollars ($100,000) and up to the lowest of (i) twenty-five percent (25%) of the Volume Weighted Average Price for the thirty (30) Trading Days prior to the applicable Put Notice Date multiplied by the Trading Volume for the same period, (ii) a dollar amount calculated in accordance with Section 2 for any Pricing Period which would purchase no more than 4.99% of the issued and outstanding Common Stock, or (iii) two hundred fifty thousand dollars ($250,000).

"Put Notice" shall mean a written notice sent to the Investor by the Company stating the (i)

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Purchase Price for the Put Amount of Shares the Company intends to sell to the
Investor pursuant to the terms of the Agreement, (ii) and the total number of Shares to be sold in the form annexed as Exhibit C-2.

"Put Notice Date" shall mean the Trading Day immediately following the day on which the Investor receives a Put Notice, however a Put Notice shall be deemed delivered on (x) the Trading Day it is received by facsimile or otherwise by the Investor if such notice is received prior to 12:00 noon Eastern Time (receipt being deemed to occur if the Company possess a facsimile confirmation showing completed transmission by such time), or (y) the immediately succeeding Trading Day if it is received by facsimile or otherwise after 12:00 noon Eastern Time on a Trading Day (receipt being documented as described in (x) above). No Put Notice may be deemed delivered on a day that is not a Trading Day.

"Registration Opinion" shall have the meaning specified in Section 2(m).

"Registration Opinion Deadline" shall mean the date that is three (3) Trading Days prior to each Put Notice Date.

"Registration Period" shall have the meaning specified in Section 5(c).

"Registration Rights Agreement" shall mean the Agreement of even date entered into by the Company with Investor for the registration of this transaction as well as other transactions.

"Registration Statement" means the registration statement of the Company filed under the 1933 Act covering this transaction.

"Related Party" shall have the meaning specified in Section 5(h).

"Repurchase Event" shall have the meaning specified in Section 2(p).

"Resolution" shall have the meaning specified in Section 8(f).

"SEC" shall mean the U.S. Securities & Exchange Commission.

"SEC Documents" shall have the meaning specified in Section 4(f).

"Securities" shall mean the shares of Common Stock issued pursuant to the terms of the Agreement.

"Shares" shall mean the shares of Common Stock of the Company.

"Sold Shares" shall have the meaning specified in Section 6.

"Subsidiaries" shall have the meaning specified in Section 4(a).

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"Trading Day" shall mean any day on which the Principal Market for the Company's
Common Stock is open for trading.

"Trading Volume" shall mean the daily aggregate trading volume of the Common Stock as reported by Bloomberg Financial Markets ("Bloomberg"), or if not available through Bloomberg then as reported on the National Quotations Systems Pink Sheets ("Pink Sheets") or on any U.S. exchange on which the Common Stock is traded.

"Transaction Documents" shall mean the Agreement, Registration Rights Agreement, Escrow Agreement and each of the other agreements entered into by the parties hereto in connection with the Agreement.

"Transfer Agent" shall mean Liberty Transfer Company or its successor or any transfer agent that the Company engages during the term of this Investment Agreement, the Company's Common Stock transfer agent.

"Valuation Event" shall have the meaning specified in Section 2(k).

"Volume Weighted Average Price" shall be as reported by Bloomberg, or if not available through Bloomberg, then the average of the bid prices of any market makers for the Company's Common Stock as reported on the Pink Sheets or any United States exchange on which the Common Stock is traded.

2.       PURCHASE AND SALE OF COMMON STOCK.

         a. Purchase and Sale of Common Stock. Upon the terms and conditions set forth herein, the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company, up to that number of Shares having an aggregate Purchase Price of $1,000,000.

         b. Delivery of Preliminary Put Notices and Put Notices. Subject to the terms and conditions of the Transaction Documents, and from time to time during the Open Period the Company may, in its sole discretion, deliver a Preliminary Put Notice to the Investor which states the Put Amount of Shares which the Company intends to sell to the Investor during the Pricing Period, the relevant Pricing Period and the Floor Price. On the next Trading Day following the Pricing Period, the Company shall delivery a Put Notice to the Investor which states the Purchase Price of the Shares to be sold and the total number of Shares to be sold based on the Purchase Price and the Put Amount. Once the Put Notice is received by the Investor and provided the Purchase Price is greater than the Floor Price by any amount the Put Notice shall not be terminated and shall be irrevocable. If the Purchase Price is equal to or less than the Floor Price, the Put Notice shall be void and no sale of Shares shall take place During the Open Period, the Company shall not be entitled to submit a Put Notice until after the previous closing has taken place, and in any event no more than one Put Notice may be given by the Company during a thirty (30) day period without the written consent of the Investor.

         Within ten (10) calendar days after the commencement of each calendar quarter occurring subsequent to the commencement of the Open Period, the Company undertakes to notify Investor as to its reasonable expectations as to the Put Amount it intends to raise during such calendar

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quarter, if any, through the issuance of Put Notices. Such notification shall constitute only the Company's good faith estimate with respect to such calendar quarter and shall in no way obligate the Company to raise such amount during such calendar quarter or otherwise limit its ability to deliver Put Notices during such calendar quarter.

         c. Interest. It is the intention of the parties that only interest that may be payable under this Agreement shall not exceed the maximum amount permitted under any applicable law. If a law, which applies to this Agreement which sets the maximum interest amount, is finally interpreted so that the interest in connection with this Agreement exceeds the permitted limits, then:
(1) any such interest shall be reduced by the amount necessary to reduce the interest to the permitted limit; and (2) any sums already collected (if any) from the Company which exceed the permitted limits will be refunded to the Company. The Investor may choose to make this refund by reducing the amount that the Company owes under this Agreement or by making a direct payment to the Company. If a refund reduces the amount that the Company owes the Investor, the reduction will be treated as a partial payment. In case any provision of this Agreement is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Agreement will not in any way be affected or impaired thereby.

         d. Investor's Obligation to Purchase Shares. Subject to the conditions set forth in this Agreement, following the Investor's receipt of a validly delivered Put Notice, the Investor shall be required to purchase from the Company during the related Pricing Period the Put Amount of Shares which the Company intends to sell set forth in the Put Notice, but only if said Shares bear no restrictive legend, are not subject to stop transfer instructions and are being held in escrow, pursuant to Section 2(h), prior to the applicable Closing Date.

         e. Limitation on Investor's Obligation to Purchase Shares. Notwithstanding anything to the contrary in this Agreement, in no event shall the Investor be required to purchase, and the Company shall in no event sell to the Investor, that number of Shares, which when added to the sum of the number of Shares beneficially owned, (as such term is defined under Section 13(d) and Rule 13d-3 of the Securities Exchange Act of 1934, as may be amended, (the "1934 Act")), by the Investor, would exceed four and ninety-nine hundredths percent (4.99%) of the number of Shares outstanding on the Put Notice Date for such Pricing Period, as determined in accordance with Rule 13d-1(j) under the 1934 Act. In no event shall the Investor purchase Shares of the Common Stock other than pursuant to this Agreement until such date as this Agreement is terminated. Each Put Notice shall include a representation of the Company as to the number of Shares of Common Stock outstanding on the related Put Notice Date as determined in accordance with Section 13(d) of the 1934 Act. In the event that the number of Shares of Common Stock outstanding as determined in accordance with Section 13(d) of the 1934 Act is different on any date during a Pricing Period than on the Put Notice Date associated with such Pricing Period, then the number of Shares of Common Stock outstanding on such date during such Pricing Period shall govern for purposes of determining whether the Investor would be acquiring beneficial ownership of more than four and ninety-nine hundredths percent (4.99%) of the number of Shares of Common Stock outstanding during such period.

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         f. Conditions to Investor's Obligation to Purchase Shares.
Notwithstanding anything to the contrary in this Agreement, the Company shall not be entitled to deliver a Put Notice and require the Investor to purchase any Shares at a Closing (as defined in Section 2(h)) unless each of the following conditions are satisfied:

                  (i) a Registration Statement shall have been declared effective and shall remain effective and available for the resale of all the Registrable Securities (as defined in the Registration Rights Agreement) at all times during the Pricing Period;

                  (ii) at all times during the period beginning on the related Put Notice Date and ending on and including the related Closing Date, the Common Stock shall have been listed on The American Stock Exchange, Inc. or The New York Stock Exchange, Inc. or designated on the Nasdaq National Market, The Nasdaq SmallCap Market, the National Association of Securities Dealer's, Inc. OTC Electronic Bulletin Board or the Pink Sheets ("Principal Market") and shall not have been suspended from trading thereon for a period of five (5) consecutive Trading Days during the Open Period and the Company shall not have been notified of any pending or threatened proceeding or other action to delist or suspend the Common Stock;

                  (iii) at least five Trading Days must have elapsed since the Closing Date of the last Put Notice Date;

                  (iv) for the twenty (20) Trading Days immediately preceding both the Put Notice and Closing Dates, the weighted average daily trading volume of the Shares (excluding block trades) on the Principal Market (daily trading volume excluding all block trades x closing bid price) shall be at least twenty-five thousand dollars ($25,000) and the average of the closing bid price for such twenty (20) day period shall be greater than two dollars and fifty cents ($2.50) per share;

                  (iv) the Company has complied with its obligations and is otherwise not in breach of a material provision, or in default under, this Agreement, the Registration Rights Agreement or any other agreement executed in connection herewith which has not been corrected prior to delivery of the Put Notice Date;

                  (v) no injunction shall have been issued, or action commenced by a governmental authority, prohibiting the purchase or the issuance of the Common Stock; and

                  (vi) the issuance of the Common Stock will not violate the shareholder approval requirements of the Principal Market.

                  If any of the events described in clauses (i) through (v) above occurs during a Pricing Period, then the Investor shall have no obligation to purchase the Put Amount of Common Stock set forth in the applicable Put Notice.

           g. For purposes of this Agreement, a "Major Transaction" shall be deemed to have occurred at the closing of any of the following events: (i) the consolidation, merger or other

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business combination of the Company with or into another person (other than pursuant to a migratory merger effected solely for the purposes of changing the jurisdiction of incorporation of the Company) (ii) the sale or transfer of all or substantially all of the Company's assets; or (iii) the consummation of a purchase, tender or exchange offer made to, and accepted by, the holders of more than thirty percent (30%) of the economic interest in, or the combined voting power of all classes of voting stock of, the Company.

         h. Mechanics of Purchase of Shares by Investor. Subject to the satisfaction of the conditions set forth in Sections 2(f), 7 and 8, the closing of the purchase by the Investor of Shares (a "Closing") shall occur on the date which is five (5) Trading Days following the Put Notice Date (a "Closing Date"). Prior to each Closing Date, (i) the Company shall deliver to the Escrow Agent pursuant to the Escrow Agreement certificates representing the Shares to be issued to the Investor on such date and registered in the name of the Investor or deposit such Shares into the account(s) (with the Investor receiving confirmation that the Shares are in such account(s)) designated by the Investor for the benefit of the Investor and (ii) the Investor shall deliver to the Escrow Agent the Purchase Price to be paid for such Shares (after receipt of confirmation of delivery of such Shares), determined as aforesaid, by wire transfer. In lieu of delivering physical certificates representing the Common Stock and provided that the Transfer Agent then is participating in The Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the Investor, the Company shall use its commercially reasonable efforts to cause the Transfer Agent to electronically transmit the shares of Common Stock by crediting the account of the Investor's prime broker (which shall be specified by Investor a reasonably sufficient time in advance) with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system, and provide proof satisfactory to the Escrow Agent of such delivery.

         i. Reserved.

         j. Overall Limit on Common Stock Issuable. Notwithstanding anything contained herein to the contrary, if during the Open Period the Company becomes listed on an exchange that limits the number of shares of Common Stock that may be issued without shareholder approval, then the number of Shares issuable by the Company and purchasable by the Investor, including the shares of Common Stock issuable to the Investor pursuant to Section 11(b), shall not exceed that number of the shares of Common Stock that may be issuable without shareholder approval, subject to appropriate adjustment for stock splits, stock dividends, combinations or other similar recapitalization affecting the Common Stock ("Maximum Common Stock Issuance"), unless the issuance of Shares, including any Common Stock to be issued to the Investor pursuant to Section 11(b), in excess of the Maximum Common Stock Issuance shall first be approved by the Company's shareholders in accordance with applicable law and the By-laws and Articles of Incorporation of the Company, if such issuance of shares of Common Stock could cause a delisting on the Principal Market. The parties understand and agree that the Company's failure to seek or obtain such shareholder approval shall in no way adversely affect the validity and due authorization of the issuance and sale of Shares hereunder or the Investor's obligation in accordance with the terms and conditions hereof to purchase a number of Shares in the aggregate up to the Maximum Common Stock Issuance limitation, and that such approval

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pertains only to the applicability of the Maximum Common Stock Issuance limitation provided in this Section 2(j).

         k. "Valuation Event" shall mean an event in which the Company at any time during a "Pricing Period" takes any of the following actions:

                  (i) subdivides or combines its Common Stock;

                  (ii) pays a dividend in Common Stock or makes any other distribution of its Common Stock, except for dividends paid with respect to the Preferred Stock;

                  (iii) issues any options or other rights to subscribe for or purchase Common Stock and the price per share for which Common Stock may at any time thereafter be issuable pursuant to such options or other rights shall be less than the bid price in effect immediately prior to such issuance;

                  (iv) issues any securities convertible into or exchangeable for Common Stock and the consideration per share for which shares of Common Stock may at any time thereafter be issuable pursuant to the terms of such convertible or exchangeable securities shall be less than the bid price in effect immediately prior to such issuance;

                  (v) issues shares of Common Stock otherwise than as provided in the foregoing subsections (i) through (iv), at a price per share less, or for other consideration lower, than the bid price in effect immediately prior to such issuance, or without consideration;

                  (vi) makes a distribution of its assets or evidences of indebtedness to the holders of Common Stock as a dividend in liquidation or by way of return of capital or other than as a dividend payable out of earnings or surplus legally available for dividends under applicable law or any distribution to such holders made in respect of the sale of all or substantially all of the Company's assets (other than under the circumstances provided for in the foregoing subsections (i) through (v); or

                  (vii) takes any action affecting the number of shares of Common Stock outstanding, other than an action described in any of the foregoing subsections (i) through (vi) hereof, inclusive, which in the opinion of the Company's Board of Directors, determined in good faith, would have a materially adverse effect upon the rights of Investor at the time of a Put Notice is delivered to Investor.

         l. The Company agrees that it shall not take any action that would result in a Valuation Event occurring during a Pricing Period.

         m. Accountant's Letter and Registration Opinion. Whenever reasonably requested by Investor, the Company shall cause to be delivered to the Investor, on or prior to each Registration Opinion Deadline, an opinion of the Company's independent counsel, ("Registration Opinion"),

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addressed to the Investor stating, inter alia, that no facts ("Material Facts")
have come to such counsel's attention that have caused it to believe that the Registration Statement is subject to an Ineffective Period or to believe that the Registration Statement, any supplemental Registration Statement (as each may be amended, if applicable), and any related prospectuses, contain an untrue statement of material fact or omits a material fact required to make the statements contained therein, in light of the circumstances under which they were made, not misleading. If a Registration Opinion cannot be delivered by the Company's independent counsel to the Investor on the Registration Opinion Deadline due to the existence of Material Facts or an Ineffective Period, the Company shall promptly notify the Investor and as promptly as possible amend each of the Registration Statement and any supplemental Registration Statements, as applicable, and any related prospectus or cause such Ineffective Period to terminate, as the case may be, and deliver such Registration Opinion and updated prospectus as soon as possible thereafter. If at any time after a Put Notice shall have been delivered to Investor but before the related Closing Date, the Company acquires knowledge of such Material Facts or any Ineffective Period occurs, the Company shall promptly notify the Investor.

         n. (i) Whenever reasonably requested by Investor (at the expense of the Company on one occasion and at the expense of the Investor on any other occasion), the Company shall engage its independent auditors to perform the procedures in accordance with the provisions of Statement on Auditing Standards No. 71, as amended, as agreed to by the parties hereto, and reports thereon ("Bring Down Cold Comfort Letters") as shall have been reasonably requested by the Investor with respect to certain financial information contained in the Registration Statement and shall have delivered to the Investor such a report addressed to the Investor, on or prior to each Registration Opinion Deadline;

            (ii) in the event that the Investor shall have requested delivery of an Agreed Upon Procedures Report pursuant to Section 2(o), the Company shall engage its independent auditors to perform certain agreed upon procedures and report thereon as shall have been reasonably requested by the Investor with respect to certain financial information of the Company and the Company shall deliver to the Investor a copy of such report addressed to the Investor. In the event that the report required by this Section 2(n) cannot be delivered by the Company's independent auditors, the Company shall, if necessary, promptly revise the Registration Statement and the Company shall not deliver a Put Notice to Investor until such report is delivered.

         o. Procedure if Material Facts are Reasonably believed to be untrue or are omitted. In the event after such consultation the Investor or the Investor's counsel reasonably believes that the Registration Statement contains an untrue statement or a material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading,
(i) the Company shall file with the SEC an amendment to the Registration Statement responsive to such alleged untrue statement or omission and provide the Investor, as promptly as practicable, with copies of the Registration Statement and related Prospectus, as so amended, or (ii) if the Company disputes the existence of any such material misstatement or omission, (x) the Company's independent counsel shall provide the Investor's counsel with a Registration Opinion and (y) in the event the

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dispute relates to the adequacy of financial disclosure and the Investor shall reasonably request, the Company's independent auditors shall provide to the Company a letter ("Agreed Upon Procedures Report") outlining the performance of such "agreed upon procedures" as shall be reasonably requested by the Investor and the Company shall provide the Investor with a copy of such letter.

         p. Delisting; Suspension. If at any time during the Open Period or within thirty (30) calendar days after any purchase of Shares by the Investor,
(i) the Registration Statement, after it has been declared effective, shall not remain effective and available for sale of all the Registrable Securities, (ii) the Common Stock shall not be listed on the Principal Market or shall have been suspended from trading thereon (excluding suspensions of not more than one trading day resulting from business announcements by the Company) or the Company shall have been notified of any pending or threatened proceeding or other action to delist or suspend the Common Stock, (iii) there shall have occurred a Major Transaction (as defined in Section 2(g)) or the public announcement of a pending Major Transaction which has not been abandoned or terminated, or (iv) the Registration Statement is no longer effective or stale for a period of more than five (5) Trading Days as a result of the Company to timely file its financials, the Company shall repurchase within thirty (30) calendar days of the occurrence of one of the events listed in clauses (i), (ii), (iii) or (iv)above (each a "Repurchase Event") and subject to the limitations imposed by applicable federal and state law, all or any part of the Shares issued to the Investor within the sixty (60) Trading Days preceding the occurrence of the Repurchase Event and then held by the Investor at a price per Share equal to the highest Volume Weighted Average Price during the period beginning on the date of the Repurchase Event and ending on and including the date on which the Investor is paid by the Company for the repurchase of the Shares but not more than the Purchase Price paid by the Investor for the Shares ("Payment Amount"). If the Company fails to pay to the Investor the full aggregate Payment Amount within ten (10) calendar days of the occurrence of a Repurchase Event, the Company shall pay to the Investor, on the first Trading Day following such tenth (10th) calendar day, in addition to and not in lieu of the Payment Amount payable by the Company to the Investor an amount equal to two percent (2%) of the aggregate Payment Amount then due and payable to the Investor, in cash by wire transfer, plus compounded annual interest of eighteen percent (18%) on such Payment Amount during the period, beginning on the day following such tenth calendar day, during which such Payment Amount, or any portion thereof, is outstanding.

3.       INVESTOR'S REPRESENTATIONS AND WARRANTIES.

         The Investor represents and warrants to the Company that:

         a. Sophisticated Investor. The Investor has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities.

         b. Authorization; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Investor and is a valid and binding agreement of the Investor enforceable against the Investor in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency,

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reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies..

         c. Section 9 of the 1934 Act. During the Open Period, the Investor will comply with the provisions of Section 9 of the 1934 Act, and the rules promulgated thereunder, with respect to transactions involving the Common Stock.

         d. Accredited Investor. Investor is an "Accredited Investor" as that term is defined in Rule 501(a)(3) of Regulation D of the 1933 Act.

         e. No Conflicts. The execution, delivery and performance of the Transaction Documents by the Investor and the consummation by the Investor of the transactions contemplated hereby and thereby will not (i) result in a violation of the Articles of Incorporation or the By-laws or (ii) conflict with, or constitute a material default (or an event which with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, contract, indenture mortgage, indebtedness or instrument to which the Investor or any of its Subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Investor or any of its Subsidiaries or by which any property or asset of the Investor or any of its Subsidiaries is bound or affected. The business of the Investor and its Subsidiaries is not being conducted, and shall not be conducted, in violation of any law, statute, ordinance, rule, order or regulation of any governmental authority or agency, regulatory or self-regulatory agency, or court, except for possible violations the sanctions for which either individually or in the aggregate would not have a Material Adverse Effect.

         f. Short Sales. During the Open Period, the Investor, nor any affiliate of Investor, will not engage in naked short sales of the Shares nor engage in market manipulation activities as prohibited by the Securities Exchange Act of 1934. Sale of any Shares purchased by the Investor pursuant to this Agreement shall not be a breach of the representation and warranty contained in this
Section 3(f).

         g. Ability to Perform. During the Open Period, the Investor shall maintain its ability to perform its obligations under this Agreement.

4.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         Except as set forth in the Schedules attached hereto, the Company represents and warrants to the Investor that:

         a. Organization and Qualification. The Company and its "Subsidiaries" (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest) are corporations duly organized and validly existing in good standing under the laws of the respective jurisdictions of their incorporation, and have the requisite corporate power and authorization to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, "Material Adverse Effect" means any material adverse effect on the business, properties, assets, operations, results of operations, financial condition or prospects of the Company and its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined in Section 1 and 4(b)below).

         b. Authorization; Enforcement; Compliance with Other Instruments. (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Registration Rights Agreement, the Escrow Agreement and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, "Transaction Documents"), and to issue the Shares in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation the reservation for issuance and the issuance of the Shares pursuant to this Agreement, have been duly and validly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors, or its shareholders, (iii) the Transaction Documents have been duly and validly executed and delivered by the Company, and (iv) the Transaction Documents constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

         c. Capitalization. The authorized capital stock of the Company consists of (i) ninety-five million (95,000,000) shares of Common Stock, of which approximately seventeen million five hundred thousand (17,500,000) shares are issued and outstanding as of May 1, 2003, (ii) five million (5,000,000) shares of blank check Preferred Stock and no (0) shares of Preferred Stock issued and outstanding as of May 1, 2003, and (iii) approximately four million (4,000,000) shares of Common Stock are issuable upon the exercise of options, warrants and conversion rights. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Except as disclosed in Schedule 4(c) or as set forth in the SEC Documents, as defined in
Section 4(f) below, which is attached hereto and made a part hereof, (i) no shares of the Company's capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company, (ii) there are no outstanding debt securities, (iii) there are no outstanding shares of capital stock, options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, (iv) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement), (v) there are no outstanding securities of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries, (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement, (vii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement and (viii) there is no dispute as to the class of any shares of the Company's capital stock. The Company has furnished to the Investor, or the Investor has had access through EDGAR to, true and correct copies of the Company's Articles of Incorporation, as in effect on the date hereof (the "Articles Of Incorporation"), and the Company's By-laws, as in effect on the date hereof (the "By-Laws"), and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.

         d. Issuance of Shares. A sufficient number of Shares issuable pursuant to this Agreement has been duly authorized and reserved for issuance (subject to adjustment pursuant to the Company's covenant set forth in Section 5(f) below) pursuant to this Agreement. Upon issuance in accordance with this Agreement, the Securities will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof. In the event the Company cannot register a sufficient number of Shares, due to the remaining number of authorized shares of Common Stock being insufficient, the Company will use its best efforts to register the maximum number of shares it can based on the remaining balance of authorized shares and will use its best efforts to increase the number of its authorized shares as soon as reasonably practicable.

         e. No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the Articles of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of the Company or the By-laws or (ii) conflict with, or constitute a material default (or an event which with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, contract, indenture mortgage, indebtedness or instrument to which the Company or any of its Subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws and regulations and the rules and regulations of the Principal Market or principal securities exchange or trading market on which the Common Stock is traded or listed) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected. Except as disclosed in Schedule 4(e), neither the Company nor its Subsidiaries is in violation of any term of, or in default under, the Articles of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of the Company or the By-laws or their organizational charter or by-laws, respectively, or any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries, except for possible conflicts, defaults, terminations, amendments, accelerations, cancellations and violations that would not individually or in the aggregate have a Material Adverse Effect. The business of the Company and its Subsidiaries is not being conducted, and shall not be knowingly conducted, in violation of any law, statute, ordinance, rule, order or regulation of any governmental authority or agency, regulatory or self-regulatory agency, or court, except for possible violations the sanctions for which either individually or in the aggregate would not have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the 1933 Act, the Company is not required to obtain any consent, authorization, permit or order of, or make any filing or registration (except the filing of a registration statement) with, any court, governmental authority or agency, regulatory or self-regulatory agency or other third party in order for it to execute, deliver or perform any of its obligations under, or contemplated by, the Transaction Documents in accordance with the terms hereof or thereof. All consents, authorizations, permits, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof and are in full force and effect as of the date hereof. Except as disclosed in Schedule 4(e), the Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The Company is not, and will not be, in violation of the listing requirements of the Principal Market as in effect on the date hereof and on each of the Closing Dates and is not aware of any facts which would reasonably lead to delisting of the Common Stock by the Principal Market in the foreseeable future.

         f. SEC Documents; Financial Statements. The Company has filed and during the Open Period will file all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents"). The Company has delivered to the Investor or its representatives, or they have had access through EDGAR, true and complete copies of the SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other written information provided by or on behalf of the Company to the Investor which is not included in the SEC Documents, including, without limitation, information referred to in Section 4(d) of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstance under which they are or were made, not misleading. Neither the Company nor any of its Subsidiaries or any of their officers, directors, employees or agents have provided the Investor with any material, nonpublic information which was not publicly disclosed prior to the date hereof and any material, nonpublic information provided to the Investor by the Company or its Subsidiaries or any of their officers, directors, employees or agents prior to any Closing Date shall be publicly disclosed by the Company prior to such Closing Date.

         g. Absence of Certain Changes. Except as disclosed in Schedule 4(g) or the SEC Documents filed at least five (5) days prior to the date hereof, there has been no change or development in the business, properties, assets, operations, financial condition, results of operations or prospects of the Company or its Subsidiaries which has had or reasonably could have a Material Adverse Effect. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.

         h. Absence of Litigation. Except as set forth in Schedule 4(h) or in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of Company or any of its Subsidiaries, threatened against or affecting the Company, the Common Stock or any of the Company's Subsidiaries or any of the Company's or the Company's Subsidiaries' officers or directors in their capacities as such, in which an adverse decision could have a Material Adverse Effect.

         i. Acknowledgment Regarding Investor's Purchase of Shares. The Company acknowledges and agrees that the Investor is acting solely in the capacity of arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby and any advice given by the Investor or any of its respective representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Investor's purchase of the Securities. The Company further represents to the Investor that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

         j. No Undisclosed Events, Liabilities, Developments or Circumstances. To the best of the Company's knowledge after due inquiry and investigation, no event, liability, development or circumstance has occurred or exists, or is contemplated to occur, with respect to the Company or its Subsidiaries or their respective business, properties, assets, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced.

         k. Employee Relations. Neither the Company nor any of its Subsidiaries is involved in any union labor dispute nor, to the knowledge of the Company or any of its Subsidiaries, is any such dispute threatened. Neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that relations with their employees are good. No executive officer (as defined in Rule 501(f) of the 1933 Act) has notified the Company that such officer intends to leave the Company's employ or otherwise terminate such officer's employment with the Company.

         l. Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted. Except as set forth on Schedule 4(l) or the SEC Documents, none of the Company's trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets or other intellectual property rights necessary to conduct its business as now or as proposed to be conducted have expired or terminated, or are expected to expire or terminate within two years from the date of this Agreement. The Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others and, except as set forth on Schedule 4(l), there is no claim, action or proceeding being made or brought against, or to the Company's knowledge, being threatened against, the Company or its Subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement; and the Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties.

         m. Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the three foregoing cases, the failure to so comply would have, individually or in the aggregate, a Material Adverse Effect.

         n. Title. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in Schedule 4(n) or the SEC Documents, have been incurred in the ordinary course of business, or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries. Any real property and facilities held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

         o. Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

         p. Regulatory Permits. The Company and its Subsidiaries have in full force and effect all certificates, approvals, authorizations and permits from the appropriate federal, state, local or foreign regulatory authorities and comparable foreign regulatory agencies, necessary to own, lease or operate their respective properties and assets and conduct their respective businesses, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, approval, authorization or permit, except for such certificates, approvals, authorizations or permits which if not obtained, or such revocations or modifications which, would not have a Material Adverse Effect.

         q. Internal Accounting Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         r. No Materially Adverse Contracts, Etc. Neither the Company nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company's officers has or is expected in the future to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement which in the judgment of the Company's officers has or is expected to have a Material Adverse Effect.

         s. Tax Status. The Company and each of its Subsidiaries has made or filed all United States federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

         t. Certain Transactions. Except as set forth on Schedule 4(t) and in the SEC Documents filed at least ten days prior to the date hereof and except for arm's length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from third parties and other than the grant of stock options disclosed on Schedule 4(c), none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

         u. Dilutive Effect. The Company understands and acknowledges that the number of shares of Common Stock issuable upon purchases pursuant to this Agreement will increase in certain circumstances including, but not necessarily limited to, the circumstance wherein the trading price of the Common Stock declines during the period between the Effective Date and the end of the Open Period. The Company's executive officers and directors have studied and fully understand the nature of the transactions contemplated by this Agreement and recognize that they have a potential dilutive effect. The board of directors of the Company has concluded, in its good faith business judgment, that such issuance is in the best interests of the Company. The Company specifically acknowledges that, subject to such limitations as are expressly set forth in the Transaction Documents, its obligation to issue shares of Common Stock upon purchases pursuant to this Agreement is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

         v. Right of First Refusal. The Company shall not, directly or indirectly, without the prior written consent of Investor offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition) any of its Common Stock or securities convertible into Common Stock at a price that is less than the market price of the Common Stock at the time of issuance of such security or investment if any such Common Stock or such securities have attached registration rights or otherwise have no restrictions on resale pursuant to Rule 144 or otherwise and such registration statement will become effective during the Open Period (a "Subsequent Financing") for a period of two (2) months prior to or following each Closing Date, except (i) the granting of options or warrants to employees, officers, directors and consultants, and the issuance of shares upon exercise of options granted, under any stock option plan heretofore or hereinafter duly adopted by the

Company, (ii) shares issued upon exercise of any currently outstanding warrants or options and upon conversion of any currently outstanding convertible debenture or convertible preferred stock, in each case disclosed pursuant to
Section 4(c), (iii) securities issued in connection with the capitalization or creation of a joint venture with a strategic partner, (iv) shares issued to pay part or all of the purchase price for the acquisition by the Company of another entity (which, for purposes of this clause (iv), shall not include an individual or group of individuals), and (v) shares issued in a bona fide public offering by the Company of its securities, unless (A) the Company delivers to Investor a written notice (the "Subsequent Financing Notice") of its intention to effect such Subsequent Financing, which Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder, the person with whom such Subsequent Financing shall be effected, and attached to which shall be a term sheet or similar document relating thereto and (B) Investor shall not have notified the Company by 5:00 p.m. (New York time) on the fifth (5th) Trading Day after its receipt of the Subsequent Financing Notice of its willingness to provide, subject to completion of mutually acceptable documentation, financing to the Company on substantially the terms set forth in the Subsequent Financing Notice. If Investor shall fail to notify the Company of its intention to enter into such negotiations within such time period, then the Company may effect the Subsequent Financing substantially upon the terms set forth in the Subsequent Financing Notice; provided that the Company shall provide Investor with a second Subsequent Financing Notice, and Investor shall again have the right of first refusal set forth above in this Section, if the Subsequent Financing subject to the initial Subsequent Financing Notice shall not have been consummated for any reason on the terms set forth in such Subsequent Financing Notice within thirty
(30) Trading Days after the date of the initial Subsequent Financing Notice. The rights granted to Investor in this Section are not subject to any prior right of first refusal given to any other person except as disclosed on Schedule 4(c).

         v. No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Common Stock offered hereby.

5.       COVENANTS OF THE COMPANY.

         a. Best Efforts. The Company shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Section 7 of this Agreement.

         b. Blue Sky. The Company shall, at its sole cost and expense, on or before each of the Closing Dates, take such action as the Company shall reasonably determine is necessary to qualify the Securities for, or obtain exemption for the Securities for, sale to the Investor at each of the Closings pursuant to this Agreement under applicable securities or "Blue Sky" laws of such states of the United States, as specified by Investor, and shall provide evidence of any such action so taken to the Investor on or prior to the Closing Date. The Company shall, at its sole cost and expense, make all filings and reports relating to the offer and sale of the Securities required under the applicable securities or "Blue Sky" laws of such states of the United States following each of the Closing Dates.

         c. Reporting Status. Until the earlier of (i) the first date which is after the date this Agreement is terminated pursuant to Section 9 and on which the Holders (as that term is defined in the Registration Rights Agreement) may sell all of the Securities acquired pursuant to this Agreement without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto), or (ii) the date on which (A) the Holders shall have sold all the Securities issuable hereunder and (B) this Agreement has been terminated pursuant to Section 9 ("Registration Period"), the Company shall file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as a reporting company under the 1934 Act.

         d. Use of Proceeds. The Company will use the proceeds from the sale of the Shares (excluding amounts paid by the Company for fees as set forth in the Transaction Documents) for general corporate and working capital purposes.

         e. Financial Information. The Company agrees to make available to the Investor via EDGAR or other electronic means the following to the Investor during the Registration Period: (i) within five (5) Trading Days after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-KSB, its Quarterly Reports on Form 10-QSB, any Current Reports on Form 8-K and any Registration Statements or amendments filed pursuant to the 1933 Act; (ii) on the same day as the release thereof, facsimile copies of all press releases issued by the Company or any of its Subsidiaries, (iii) copies of any notices and other information made available or given to the shareholders of the Company generally, contemporaneously with the making available or giving thereof to the shareholders and (iv) within two (2) calendar days of filing or delivery thereof, copies of all documents filed with, and all correspondence sent to, the Principal Market, any securities exchange or market, or the National Association of Securities Dealers, Inc.

         f. Reservation of Shares. Subject to the following sentence, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock to provide for the issuance of the Securities hereunder. In the event that the Company determines that it does not have a sufficient number of authorized shares of Common Stock to reserve and keep available for issuance as described in this Section 5(f), the Company shall use its best efforts to increase the number of authorized shares of Common Stock by seeking shareholder approval for the authorization of such additional shares.

         g. Listing. The Company shall promptly secure the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) upon the Principal Market and each other national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents. The Company shall maintain the Common Stock's authorization for quotation on the Principal Market. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market (excluding suspensions of not more than one trading day resulting from business announcements by the Company). The Company shall promptly provide to the Investor copies of any notices it receives from the Principal Market regarding the continued eligibility of the Common Stock for listing on such automated quotation system or securities exchange. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 5(g).

         h. Transactions With Affiliates. The Company shall not, and shall cause each of its Subsidiaries not to, enter into, amend, modify or supplement, or permit any Subsidiary to enter into, amend, modify or supplement, any agreement, transaction, commitment or arrangement with any of its or any Subsidiary's officers, directors, persons who were officers or directors at any time during the previous two (2) years, shareholders who beneficially own five percent (5%) or more of the Common Stock, or affiliates or with any individual related by blood, marriage or adoption to any such individual or with any entity in which any such entity or individual owns a five percent (5%) or more beneficial interest (each a "Related Party"), except for (i) customary employment arrangements and benefit programs on reasonable terms, (ii) any agreement, transaction, commitment or arrangement on an arms-length basis on terms no less favorable than terms which would have been obtainable from a person other than such Related Party, or (iii) any agreement, transaction, commitment or arrangement which is approved by a majority of the disinterested directors of the Company. For purposes hereof, any director who is also an officer of the Company or any Subsidiary of the Company shall not be a disinterested director with respect to any such agreement, transaction, commitment or arrangement. "Affiliate" for purposes hereof means, with respect to any person or entity, another person or entity that, directly or indirectly, (i) has a five percent (5%) or more equity interest in that person or entity, (ii) has five percent (5%) or more common ownership with that person or entity, (iii) controls that person or entity, or (iv) shares common control with that person or entity. "Control" or "Controls" for purposes hereof means that a person or entity has the power, direct or indirect, to conduct or govern the policies of another person or entity.

         i. Filing of Form 8-K. On or before the date which is three (3) Trading Days after the Execution Date, the Company shall file a Current Report on Form 8-K with the SEC describing the terms of the transaction contemplated by the Transaction Documents in the form required by the 1934 Act, if such filing is required.

         j. Corporate Existence. The Company shall use its best efforts to preserve and continue the corporate existence of the Company.

         k. Notice of Certain Events Affecting Registration; Suspension of Right to Make a Put. The Company shall promptly notify Investor upon the occurrence of any of the following events in respect of a Registration Statement or related prospectus in respect of an offering of the Shares: (i) receipt of any request for additional information by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or related prospectus;
(ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in such Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of a Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company's reasonable determination that a post-effective amendment to the Registration Statement would be appropriate, and the Company shall promptly make available to Investor any such supplement or amendment to the related prospectus. The Company shall not deliver to Investor any Put Notice during the continuation of any of the foregoing events.

         l. Reimbursement. If (i) Investor, other than by reason of its gross negligence, fraud, misrepresentation, providing materially untrue or inaccurate information to the Company in connection with a Registration Statement or willful misconduct (each an "Excluded Act"), becomes involved in any capacity in any action, proceeding or investigation brought by any shareholder of the Company, in connection with or as a result of the consummation of the transactions contemplated by the Transaction Documents, or if Investor is impleaded in any such action, proceeding or investigation by any person for any reason other than for an Excluded Act, or (ii) Investor, other than by reason of an Excluded Act, becomes involved in any capacity in any action, proceeding or investigation brought by the SEC against or involving the Company or in connection with or as a result of the consummation of the transactions contemplated by the Transaction Documents, or if Investor is impleaded in any such action, proceeding or investigation by any person, then in any such case, the Company will reimburse Investor for its reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, as such expenses are incurred. The reimbursement obligations of the Company under this section shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any affiliates of Investor that are actually named in such action, proceeding or investigation, and partners, directors, agents, employees, attorneys, accountants, auditors and controlling persons (if any), as the case may be, of Investor and any such affiliate, and shall be binding upon and inure to the benefit of any successors of the Company, Investor and any such affiliate and any such person.

6.       COVER.

         If, the number of Shares represented by any Put Notices become restricted or are no longer freely trading for any reason, and after the applicable Closing Date, the Investor purchases, in an open market transaction or otherwise, the Company's Common Stock (the "Covering Shares") in order to make delivery in satisfaction of a sale of Common Stock by the Investor (the "Sold Shares"), which delivery such Investor anticipated to make using the Shares represented by the Put Notice (a "Buy-In"), the Company shall pay to the Investor the Buy-In Adjustment Amount (as defined below). The "Buy-In Adjustment Amount" is the amount equal to the excess, if any, of (a) the Investor's total purchase price (including brokerage commissions, if any) for the Covering Shares over (b) the net proceeds (after brokerage commissions, if any) received by the Investor from the sale of the Sold Shares. The Company shall pay the Buy-In Adjustment Amount to the Investor in immediately available funds immediately upon demand by the Investor. By way of illustration and not in limitation of the foregoing, if the Investor purchases Common Stock having a total purchase price (including brokerage commissions) of eleven thousand dollars ($11,000) to cover a Buy-In with respect to the Common Stock it sold for net proceeds of ten thousand dollars ($10,000), the Buy-In Adjustment Amount which the Company will be required to pay to the Investor will be one thousand dollars ($1,000).

7.       CONDITIONS OF THE COMPANY'S OBLIGATION TO SELL.

         The obligations of the Company hereunder to issue and sell Shares to the Investor is further subject to the satisfaction, at or before each Closing Date, of each of the following conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

         a. The Investor shall have executed each of this Agreement and the Registration Rights Agreement and delivered the same to the Company.

         b. The Investor shall have delivered to the Company the Purchase Price for the Shares being purchased by the Investor at the Closing (after receipt of confirmation of delivery of such Shares) by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

         c. The representations and warranties of the Investor shall be true and correct as of the date when made and as of the applicable Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Investor shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Investor at or prior to such Closing Date.

         d. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

         e. No Valuation Event shall have occurred since the applicable Put Notice Date.

         f. The Investor engages in an Excluded Act.

8.       FURTHER CONDITIONS OF THE INVESTOR'S OBLIGATION TO PURCHASE.

         The obligation of the Investor hereunder to purchase Shares is subject to the satisfaction, on or before each Closing Date, of each of the following conditions set forth below.

         a. The Company shall have executed each of the Transaction Documents and delivered the same to the Investor.

         b. The Common Stock shall be authorized for quotation on the Principal Market and trading in the Common Stock shall not have been suspended by the Principal Market or the SEC, at any time beginning on the date hereof and through and including the respective Closing Date (excluding suspensions of not more than one Trading Day resulting from business announcements by the Company, provided that such suspensions occur prior to the Company's delivery of the Put Notice related to such Closing).

         c. The representations and warranties of the Company shall be materially true and correct as of the date when made and as of the applicable Closing Date as though made at that time (except for (i) representations and warranties that speak as of a specific date and (ii) with respect to the representations made in Sections 4(g), (h) and (j) and the third sentence of
Section 4(k) hereof, events which occur on or after the date of this Agreement and are disclosed in SEC filings made by the Company at least ten (10) Trading Days prior to the applicable Put Notice Date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company on or before such Closing Date. The Investor may request an update as of such Closing Date regarding the representation contained in Section 4(c) above.

         d. Investor shall have received an opinion letter of the Company's counsel on or before the Execution Date.

         e. The Company shall have executed and delivered to the Escrow Agent or Investor the certificates representing, or have executed electronic book-entry transfer of, the Shares, (in such denominations as such Investor shall request) being purchased by the Investor at such Closing.

         f. The Board of Directors of the Company shall have adopted resolutions consistent with Section 4(b)(ii) above and in a form reasonably acceptable to the Investor ("Resolutions") and such Resolutions shall not have been amended or rescinded prior to such Closing Date.

         g. If requested by the Investor, the Investor shall receive a letter of the type, in the form and with the substance of the letter described in Section 3(s) of the Registration Rights Agreement from the Company's auditors.

         h. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

         i. The Registration Statement shall be effective on each Closing Date and no stop order suspending the effectiveness of the Registration statement shall be in effect or shall be pending or threatened. Furthermore, on each Closing Date (i) neither the Company nor Investor shall have received notice that the SEC has issued or intends to issue a stop order with respect to such Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of such Registration Statement, either temporarily or permanently, or intends or has threatened to do so (unless the SEC's concerns have been addressed and Investor is reasonably satisfied that the SEC no longer is considering or intends to take such action),and (ii) no other suspension of the use or withdrawal of the effectiveness of such Registration Statement or related prospectus shall exist.

         j. At the time of each Closing, the Registration Statement (including information or documents incorporated by reference therein) and any amendments or supplements thereto shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or which would require public disclosure or an update supplement to the prospectus.

         k. There shall have been no filing of a petition in bankruptcy, either voluntarily or involuntarily, with respect to the Company and there shall not have been commenced any proceedings under any bankruptcy or insolvency laws, or any laws relating to the relief of debtors, readjustment of indebtedness or reorganization of debtors, and there shall have been no calling of a meeting of creditors of the Company or appointment of a committee of creditors or liquidating agents or offering of a composition or extension to creditors by, for, with or without the consent or acquiescence of the Company.

         l. If applicable, the shareholders of the Company shall have approved the issuance of any Shares in excess of the Maximum Common Stock Issuance in accordance with Section 2(j).

         m. The conditions to such Closing set forth in Section 2(f) shall have been satisfied on or before such Closing Date.

         n. The Company shall have certified to the Investor the number of shares of Common Stock outstanding as of a date within five (5) Trading Days prior to such Closing Date.

         o. The Company shall have delivered to such Investor such other documents relating to the transactions contemplated by this Agreement as such Investor or its counsel may reasonably request upon reasonable advance notice.

9.       TERMINATION.

         This Agreement shall terminate upon any of the following events:

         a. when the Investor has purchased an aggregate of one million dollars ($1,000,000) in the Common Stock of the Company pursuant to this Agreement; provided that the Company's representations, warranties and covenants contained in this Agreement insofar as applicable to the transactions consummated hereunder prior to such termination, shall survive the termination of this Agreement for the period of any applicable statute of limitations;

         b. on the date which is twelve (12) months after the Effective Date;

         c. if the Company shall file or consent by answer or otherwise to the entry of an order for relief or approving a petition for relief, reorganization or arrangement or any other petition in bankruptcy for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or shall make an assignment for the benefit of its creditors, or shall consent to the appointment of a custodian, receiver, trustee or other officer with similar powers of itself or of any substantial part of its property, or shall be adjudicated a bankrupt or insolvent, or shall take corporate action for the purpose of any of the foregoing, or if a court or governmental authority of competent jurisdiction shall enter an order appointing a custodian, receiver, trustee or other officer with similar powers with respect to the Company or any substantial part of its property or an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law, or an order for the dissolution, winding up or liquidation of the Company, or if any such petition shall be filed against the Company;

         d. if the Company shall issue or sell any equity securities or securities convertible into, or exchangeable for, equity securities (other than the current convertible debenture offering) or enter into any other equity financing facility during the Open Period, other than in compliance with Section 4(v);

         e. the trading of the Common Stock is suspended by the SEC, the Principal Market or the NASD for a period of five (5) consecutive Trading Days during the Open Period;

         f. the Company shall not have filed with the SEC the initial Registration Statement with respect to the resale of the Registrable Securities in accordance with the terms of the initial Registration Rights Agreement within fifteen (15) calendar days of the date hereof or the Registration Statement has not been declared effective within ninety (90) calendar days of the date hereof ("Time for Effectiveness"), provided however that the Time for Effectiveness shall be extended to one hundred twenty (120) calendar days of the date hereof only if all of the following occur: (1) the Company files the Registration Statement no later than the Filing Date; (ii) the Company files an amendment to the Registration Statement on each date which is no later than ten (10) days after the Company receives any comments letter on the Registration Statement from the SEC; and (iii) the Company faxes to Investor's counsel, Edward H. Burnbaum, Esq. at 212-986-2907, each letter containing SEC comments on the Registration Statement within three (3) business days of receiving each such letter from the SEC ;

         g. the Common Stock ceases to be registered under the 1934 Act or listed or traded on the Principal Market; or

         h. the Company requires shareholder approval under Nasdaq rules to issue additional shares and such approval is not obtained within sixty (60) days from the date when the Company has issued its nineteen and nine-tenths percent (19.9%) maximum allowable shares.

Upon the occurrence of one of the above-described events, the Company shall send written notice of such event to the Investor.

10.      INDEMNIFICATION.

         a. In consideration of the Investor's execution and delivery of this Agreement and the Registration Rights Agreement and acquiring the Shares hereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Investor and all of their shareholders, officers, directors, employees and direct or indirect investors and any of the foregoing person's agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements ("Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby
(ii) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (iii) any cause of action, suit or claim brought or made against such Indemnitee by a third party and arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (iv) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Shares or (v) the status of the Investor or holder of the Shares as an investor in the Company, except insofar as any such misrepresentation, breach or any untrue statement, alleged untrue statement, omission or alleged omission is made in reliance upon and in conformity with written information furnished to the Company by the Investor which is specifically intended by the Investor for use in the preparation of any such Registration Statement, preliminary prospectus or prospectus. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The indemnity provisions contained herein shall be in addition to any cause of action or similar rights the Investor may have, and any liabilities the Investor may be subject to.

         b. In consideration of the Company's execution and delivery of this Agreement and the Registration Rights Agreement and selling the Shares hereunder and in addition to all of the Investor's other obligations under the Transaction Documents, the Investor shall defend, protect, indemnify and hold harmless the Company from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Company is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements ("Company Liabilities"), incurred by the Company as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Investor in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby and (ii) any breach of any covenant, agreement or obligation of the Investor contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby. To the extent that the foregoing undertaking by the Investor may be unenforceable for any reason, the Investor shall make the maximum contribution to the payment and satisfaction of each of the Company Liabilities which is permissible under applicable law. The indemnity provisions contained herein shall be in addition to any cause of action or similar rights the Company may have, and any liabilities the Company may be subject to.

11.      GOVERNING LAW; MISCELLANEOUS.

         a. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the State of New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

         b. Commitment Fee, Legal Fee and Escrow Fee.

                  (i) As an inducement to the Investor to enter into this Agreement, the Company has agreed to issue the Investor a warrant to purchase seventy-five thousand (75,000) shares of Common Stock (with a term of five (5) years and piggy-back registration rights (see Exhibit E).

                  (ii) The Company shall pay the Investor's legal costs associated with this Agreement only to the extent agreed to in writing by the Company and the Investor. The Company shall pay all of its costs and expenses in connection with this Agreement, the Transaction Documents, and the administration of the transactions contemplated by this Agreement and the Transaction Documents.

                  (iii) The Company shall pay the Escrow Agent for escrow services pursuant to a separate escrow agreement.

                  (iv) Except as otherwise set forth herein, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. Any attorneys' fees and expenses incurred by either the Company or by the Investor in connection with the preparation, negotiation, execution and delivery of any amendments to this Agreement or relating to the enforcement of the rights of any party, after the occurrence of any breach of the terms of this Agreement by another party or any default by another party in respect of the transactions contemplated hereunder, shall be paid on demand by the party which breached the Agreement and/or defaulted, as the case may be. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of any Securities issued pursuant hereto.

         c. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

         d. Headings; Singular/Plural. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Whenever required by the context of this Agreement, the singular shall include the plural and masculine shall include the feminine.

         e. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

         f. Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Investor, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein (including the other Transaction Documents) contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Investor, and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

         g. Notices. Any notices or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

         Stephen A. Michael
         Invisa, Inc.
         4400 Independence Court
         Sarasota, Florida 34234
         Facsimile: (941) 954-5825

With a copy to:

         William Dolan, Esq.
         416 Burns Court
         Sarasota, Florida 34236
         Facsimile: (941) 954-5825

If to the Investor:

         At the address listed in the Questionnaire.

With a copy to:

         Edward H. Burnbaum, Esq.
         Novack Burnbaum Crystal LLP
         300 East 42nd Street
         New York, New York 10017
         Facsimile: (212) 986-2907

         Each party shall provide five (5) days' prior written notice to the other party of any change in address or facsimile number.

         h. No Assignment. This Agreement may not be assigned.

         i. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

         j. Survival. The representations and warranties of the Company and the Investor contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4 and 5, and the indemnification provisions set forth in Section 10, shall survive each of the Closings. The Investor shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

         k. Publicity. The Company and Investor shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and no party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other party with two (2) Trading Day prior written notice of such public statement. Notwithstanding the foregoing, the Company shall not publicly disclose the name of Investor without the prior written consent of such Investor, except to the extent required by law. Investor acknowledges that this Agreement and all or part of the Transaction Documents may be deemed to be "material contracts" as that term is defined by Item 601(b)(10) of Regulation S-B, and that the Company may therefore be required to file such documents as exhibits to reports or registration statements filed under the Securities 1933 Act or the 1934 Act. Investor further agrees that the status of such documents and materials as material contracts shall be determined solely by the Company, in consultation with its counsel.

         l. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         m. Placement Agent. Capstone Partners, L.C. and Crescent Fund LLC were the only placement agents, brokers or finders involved in this transaction and no fees or commissions will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person or entity, with respect to the transactions contemplated by the Transaction Documents other than to Capstone Partners, L.C. and Crescent Fund LLC. The Investor shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of persons or entities for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents. The Company shall indemnify and hold harmless the Investor, their employees, officers, directors, agents, attorneys (including Novack Burnbaum Crystal LLP) and partners, and their respective affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses incurred in respect of any such claimed or existing fees, as such fees and expenses are incurred.

         n. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

         This Investment Agreement has been entered into and executed as of the date first above written.

                                               INVISA, INC.



                                               By: Stephen A. Michael, President
                                                   -----------------------------


                                               BARBELL GROUP, INC.


                                               By:
                                                   -----------------------------

                             SCHEDULES TO AGREEMENT

SCHEDULE 4(c)

         The following registration rights have been granted by Invisa: 500,000 options at $3.50 per share; 3,685,000 shares issued to affiliates/founders, as part of an acquisition; up to 400,000 shares at $3.00 per share or greater; 250,000 warrants at $1.00 per share with registration rights after June 8, 2004; and 8,375 options at $5.50 per share.

         Invisa has the following redemption rights: up to 400,000 shares are subject to a redemption right with the redemption price being paid only by a 13-month promissory note with one payment of principal and interest; and 3,750 options can be redeemed by the Company at $.10 per option.

SCHEDULE 4(h)

         A vendor, Singletec, has asserted a litigation threat against Invisa for an account payable allegedly in the approximate amount of $91,000. The amount due is disputed; however, a settlement/payment schedule has been tentatively negotiated.

SCHEDULE 4(o)

         A wrongful employee termination insurance policy was not renewed.

SCHEDULE 4(t)

         The Company amended an agreement with affiliated parties arising out of the acquisition of patents and other assets by Invisa. The amendment eliminated the issuance of a potential convertible promissory note and resulted in the issuance of additional shares of common stock. All of the shares of common stock have been issued and are reflected in Paragraph 4(c) as being duly issued and outstanding at the date of this agreement.

                                    EXHIBIT A

                           FORM OF OPINION OF COUNSEL

May ___, 2003


         RE:      INVISA, INC.

Ladies and Gentlemen:

         We have acted as counsel to Invisa, Inc., a corporation incorporated under the laws of the State of Nevada ("Company"), in connection with the Series 2003-A 7% Convertible Note, the Investment Agreement, the Financing Agreement, the Pledge Agreement, the Registration Rights Agreement, the Warrant, the Escrow Agreement, and the Instructions to Transfer Agent, all dated as of May 7, 2003 (the "Transaction Documents"), and the issuance and sale of shares of common stock pursuant to the Transaction Documents.

         In connection with rendering the opinions set forth herein, we have examined drafts of the Transaction Documents, the Company's Certificate of Incorporation, and its Bylaws, as amended to date, the proceedings of the Company's Board of Directors taken in connection with entering into the Transaction Documents, and such other documents, agreements and records as we deemed necessary to render the opinions set forth below.

         In conducting our examination, we have assumed the following: (i) that each of the Transaction Documents has been executed by each of the parties thereto in the same form as the forms which we have examined, (ii) the genuineness of all signatures, the legal capacity of natural persons, the authenticity and accuracy of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies, (iii) that each of the Transaction Documents has been duly and validly authorized, executed and delivered by the party or parties thereto other than the Company, and (iv) that each of the Transaction Documents constitutes the valid and binding agreement of the party or parties thereto other than the Company, enforceable against such party or parties in accordance with the Transaction Documents' terms.

         Based upon the subject to the foregoing, we are of the opinion that:

         1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Nevada, is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions where the Company owns or leases properties, maintains employees or conducts business, except for jurisdictions in which the failure to so qualify would not have a material adverse effect on the Company, and has all requisite corporate power and authority to own its properties and conduct its business.

         2. The authorized capital stock of the Company consists of 95,000,000 shares of Common Stock, $.001 par value per share, ("Common Stock") and 5,000,000 Preferred Stock, par value $.001 per share;

         3. The Common Stock is registered pursuant to Section 12(b) or Section 12(g) of the Securities Exchange Act of 1934, as amended;

         4. When duly countersigned by the Company's transfer agent and registrar, and delivered to you or upon your order against payment of the agreed consideration therefor in accordance with the provisions of the Transaction Documents, the Common Stock to be issued upon the conversion of the Series 2003-A 7% Convertible Note, as described in the Transaction Documents represented thereby and shares issued under the Investment Agreement will be duly authorized and validly issued, fully paid and non-assessable;

         5 The Company has the requisite corporate power and authority to enter into the Transaction Documents and to sell and deliver the Securities and the Common Stock to be issued as described in the Transaction Documents; each of the Transaction Documents has been duly and validly authorized by all necessary corporate action by the Company to our knowledge, no approval of any governmental or other body is required for the execution and delivery of each of the Transaction Documents by the Company or the consummation of the transactions contemplated thereby (other than the SEC or applicable state securities agencies under the Registration Rights Agreement); each of the Transaction Documents has been duly and validly executed and delivered by and on behalf of the Company, and is a valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws affecting creditors rights generally, and except as to compliance with federal, state, and foreign securities laws, as to which no opinion is expressed;

         6. To the best of our knowledge, after due inquiry, the execution, delivery and performance of the Transaction Documents and the performance of its obligations thereunder do not and will not constitute a breach or violation of any of the terms and provisions of, or constitute a default under or conflict with or violate any provision of (i) the Company's Certificate of Incorporation or By-Laws, (ii) any indenture, mortgage, deed of trust, agreement or other instrument to which the Company is party or by which it or any of its property is bound, (iii) any applicable statute or regulation or as other, (iv) or any judgment, decree or order of any court or governmental body having jurisdiction over the Company or any of its property.

         7. The issuance of Common Stock upon conversion of the Series 2003-A 7% Convertible Note ("Convertible Note"), in accordance with the terms and conditions of the Transaction Documents, will not violate the applicable listing agreement between the Company and any securities exchange or market on which the Company's securities are listed.

         8. To the best of our knowledge, after due inquiry, there is no pending or threatened litigation, investigation or other proceedings against the Company except as described in the reports filed with the SEC and in the Transaction Documents or Schedules thereto.

         9. The Transaction Documents are not usurious within the definition of any laws, rules or regulations applicable to the Transaction Documents. The Transaction Documents are not rendered unenforceable by virtue of any assertion of a defense which may be based upon usury.

         10. The Company complies with the eligibility requirements for the use of Form SB-2, under the Securities Act of 1933, as amended.

         This opinion is rendered only with regard to the matters set out in the numbered paragraphs above. No other opinions are intended nor should they be inferred. This opinion is based solely upon the laws of the United States and the State of Nevada and does not include an interpretation or statement concerning the laws of any other state or jurisdiction. Insofar as the enforceability of the Transaction Documents and Securities may be governed by the laws of other states, we have assumed that such laws are identical in all respects to the laws of the State of Nevada.

         The opinions expressed herein are given to you solely for your use in connection with the transaction contemplated by the Transaction Documents and Securities and may not be relied upon by any other person or entity or for any other purpose without our prior consent.

                                           Very truly yours,



                                           By:
                                               ---------------------------------
                                               William W. Dolan
                                               Corporate Counsel to Invisa, Inc.

                                    EXHIBIT B

                             FORM OF BROKER'S LETTER


Via Facsimile


Date


Attention:

______________________

______________________

______________________


Re:  INVISA, INC.

Dear __________________:

It is our understanding that the Form SB-2 Registration Statement bearing SEC File Number ( ___-______) filed by Invisa, Inc. on _________ _, 200__ was declared effective on _________, 200__.

This letter shall confirm that ______________ shares of the common stock of Invisa, Inc. are being sold on behalf of __________________ and that we shall comply with the prospectus delivery requirements set forth in that Registration Statement by filing the same with the purchaser.

If you have any questions please do not hesitate to call.

Sincerely,




cc:  Edward Burnbaum, Esq.

                                   EXHIBIT C-1

                         FORM OF PRELIMINARY PUT NOTICE

                            PUT NOTICE NO. C-1______

Invisa, Inc., a Nevada corporation (the "Company"), hereby gives preliminary notice pursuant to the Investment Agreement to thee Investor that it intends to have the Investor purchase shares of its Common Stock. The Company hereby certifies that:

1. The Put Amount is: $_______________ (not less than $100,000 nor more than the lowest of (i) twenty-five percent (25%) of the Volume Weighted Average Price for the thirty (30) Trading Days prior to the applicable Preliminary Put Notice Date multiplied by the Trading Volume for the same period, (ii) a dollar amount calculated in accordance with Section 2 for any Pricing Period which would purchase no more than 4.99% of the issued and outstanding Common Stock, or (iii) two hundred fifty thousand dollars ($250,000).

2. The current number of shares of common stock issued and outstanding ("I&O) as of _____________ are __________________________. 4.99% of I&O is ____________.

3. The Pricing Period (10 Trading Days consisting of the 4 Trading Days immediately preceding the date of this Preliminary Put Notice and 5 Trading Days following this Preliminary Put Notice) runs from _______________ to ___________________. The Put Notice shall be given on the Trading Date immediately following the last Trading Day of the Pricing Period.

4. The Floor Price is $___________ .



                                                   INVISA, INC.


                                                   By: _________________________
                                                   Name: _______________________
                                                   Title: ______________________

                                   EXHIBIT C-2

                               FORM OF PUT NOTICE

                            PUT NOTICE NO. C-2______
            [number is same as corresponding Preliminary Put Notice]

Invisa, Inc., a Nevada corporation (the "Company"), hereby elects to exercise its right pursuant to the Investment Agreement to require Investor to purchase shares of its common stock. The Company hereby certifies that:

1. The Put Amount [from Preliminary Put Notice C-1_______ is: $_______________.

2. The Volume Weighted Average Price for the Pricing Period [from Preliminary Notice C-1_____] is $___________ ("VWAP").

3. The Purchase Price is 75% x [Item 3 VWAP]$____ ___ = $___________ ("PP").
[must be grater than Floor Price stated in Preliminary Put Notice C-1_______]

4. The number of Shares put to the Investor is:

Put Amount [Item 1] $________ / PP [Item 5] $_______ = ________ Shares.


Number of Shares to be purchased             ___________*

Aggregate Purchase Price of Shares          $___________**

                   Less Escrow Fee          ($__________)(if any)

      Amount to be wired to Company         $
                                             ===========

     * Not more than 4.99% of I&O as provided in Item 2 of preliminary Put Notice No. C-1______. If more than 4.99% of I&O number of Shares to be purchased shall be reduced accordingly.

     ** Put Amount from Item 1


                                                   INVISA, INC.


                                                   By: _________________________
                                                   Name: _______________________
                                                   Title: ______________________

                                    EXHIBIT D

                                    RESERVED

                                    EXHIBIT E

                               WARRANT TO PURCHASE
                             SHARES OF COMMON STOCK

                      Exercisable Commencing May __, 2003;
                            Void after May __, 2008.

         THIS CERTIFIES that, for value received, Barbell Group, Inc., a Panamanian corporation, or its registered assigns ("Warrantholder"), is entitled, subject to the terms and conditions set forth in this Warrant, to purchase from Invisa, Inc., a Nevada corporation ("Company"), up to seventy-five thousand (75,000) fully paid, duly authorized and nonassessable shares of common stock ("Shares"), $___ par value per share, of the Company ("Common Stock"), at any time commencing on May __, 2003 and continuing up to 5:00 p.m. Pacific Time on May )__, 2008 ("Exercise Period") at an exercise price equal to _________($___) per share, subject to adjustment pursuant to Section 8 hereof, and provided that warrants to purchase (i) twenty-five thousand (25,000) Shares shall be vested and exercisable upon the issuance of these Warrants, (ii) twenty-five thousand (25,000) Shares shall be exercisable on the date that, and only if, the Company has received $500,000 in aggregate financing under a certain Investment Agreement dated as of May ___, 2003 ("Investment Agreement"), and (iii) twenty-five thousand (25,000) Shares shall be vested and exercisable on the date that, and only if, the Company has received $1,000,000 in aggregate financing under the Investment Agreement.

         This Warrant is subject to the following provisions, terms and conditions:

         SECTION 1. TRANSFERABILITY.

         1.1 REGISTRATION. The Warrants shall be issued only in registered form.

         1.2 TRANSFER. This Warrant shall be transferable only on the books of the Company maintained at its principal executive offices upon surrender thereof for registration of transfer duly endorsed by the Warrantholder or by its duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. Upon any registration of transfer, the Company shall execute and deliver a new Warrant or Warrants in appropriate denominations to the person or persons entitled thereto.

         1.3 COMMON STOCK TO BE ISSUED. Upon the exercise of any vested Warrants and upon receipt by the Company of a facsimile or original of Warrantholder's signed Election to Exercise Warrant (See Exhibit 1), Company shall instruct its transfer agent to issue stock certificates, subject to the restrictive legend set forth below, in the name of Warrantholder (or its nominee) and in such denominations to be specified by Warrantholder representing the number of shares of Common Stock issuable upon such exercise, as applicable. Company warrants that no instructions, other than these instructions, have been given or will be given to the transfer agent and that the Common Stock shall otherwise be freely transferable on the books and records of the Company. It shall be the Company's responsibility to take all necessary actions and to bear all such costs to issue the certificates of Common Stock as provided herein, including the responsibility and cost for delivery of an opinion letter to the transfer agent, if so required. The person in whose name the certificates of Common Stock is to be registered shall be treated as a shareholder of record on and after the exercise date. Upon surrender of any Warrant that is to be converted in part, the Company shall issue to the Warrantholder a new Warrant equal to the unconverted amount, if so requested by Purchaser:

         THE SECURITIES OFFERED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER (THE "1933 ACT"), AND MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO REGISTRATION UNDER OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT.

         SECTION 2. EXCHANGE OF WARRANT CERTIFICATE. Any Warrant certificate may be exchanged for another certificate or certificates of like tenor entitling the Warrantholder to purchase a like aggregate number of Shares as the certificate or certificates surrendered then entitle such Warrantholder to purchase. Any Warrantholder desiring to exchange a warrant certificate shall make such request in writing delivered to the Company, and shall surrender, properly endorsed, the certificate evidencing the Warrant to be so exchanged. Thereupon, the Company shall execute and deliver to the person entitled thereto a new Warrant certificate as so requested.

         SECTION 3. TERMS OF WARRANTS: EXERCISE OF WARRANTS.

         (a) Subject to the terms of this Warrant, the Warrantholder shall have the right, at any time commencing on May ___, 2003, but before 5:00 p.m. Pacific Time on May ___, 2008 ("Expiration Time"), to purchase from the Company up to the number of Shares which the Warrantholder may at the time be entitled to purchase pursuant to the terms of this Warrant, upon surrender to the Company at its principal executive office, of the certificate evidencing this Warrant to be exercised, together with the attached Election to Exercise Warrant form duly filled in and signed, and upon payment to the Company of the Warrant Price (as defined in and determined in accordance with the provisions of Section 7 and 8 hereof) or as provided in Section 3(a)(i) hereof, for the number of Shares with respect to which such Warrant is then exercised. Payment of the aggregate Warrant Price shall be made in cash, wire transfer or by cashier's check or any combination thereof.

         (b) Subject to the terms of this Warrant, upon such surrender of this Warrant and payment of such Warrant Price as aforesaid, the Company shall promptly issue and cause to be delivered to the Warrantholder or to such person or persons as the Warrantholder may designate in writing, a certificate or certificates (in such name or names as the Warrantholder may designate in writing) for the number of duly authorized, fully paid and non-assessable whole Shares to be purchased upon the exercise of this Warrant, and shall deliver to the Warrantholder Common Stock or cash, to the extent provided in Section 9 hereof, with respect to any fractional

Shares otherwise issuable upon such surrender. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of such Shares as of the close of business on the date of the surrender of this Warrant and payment of the Warrant Price, notwithstanding that the certificates representing such Shares shall not actually have been delivered or that the Share and Warrant transfer books of the Company shall then be closed. This Warrant shall be exercisable, at the sole election of the Warrantholder, either in full or from time to time in part and, in the event that any certificate evidencing this Warrant (or any portion thereof) is exercised prior to the Expiration Time with respect to less than all of the Shares specified therein at any time prior to the Expiration Time, a new certificate of like tenor evidencing the remaining portion of this Warrant shall be issued by the Company, if so requested by the Warrantholder.

         (c) Upon the Company's receipt of a facsimile or original of Warrantholder's signed Election to Exercise Warrant, the Company shall instruct its transfer agent to issue one or more stock certificates representing that number of shares of Common Stock which the Warrantholder is entitled to purchase in accordance with the terms and conditions of this Warrant and the Election to Exercise Warrant attached hereto. The Company shall act as Registrar and shall maintain an appropriate ledger containing the necessary information with respect to each Warrant and it shall not be necessary for the Warrantholder to send to the Company the original Warrants to be exercised.

         (d) Such exercise shall be effectuated by sending to the Company, or its attorney, a facsimile or original of the signed Election to Exercise Warrant which evidences Warrantholder's intention to exercise those Warrants indicated. The date on which the Election to Exercise Warrant is effective ("Exercise Date") shall be deemed to be the date on which the Warrantholder has delivered to the Company a facsimile or original of the signed Election to Exercise Warrant. The Company shall deliver to the Warrantholder, or per the Warrantholder's instructions, the shares of Common Stock within three (3) business days of receipt of the Election to Exercise Warrants.

         (e) Nothing contained in this Warrant shall be deemed to establish or require the payment of interest to the Warrantholder at a rate in excess of the maximum rate permitted by governing law. In the event that the rate of interest required to be paid exceeds the maximum rate permitted by governing law, the rate of interest required to be paid thereunder shall be automatically reduced to the maximum rate permitted under the governing law and such excess shall be returned with reasonable promptness by the Warrantholder to the Company.

         (f) It shall be the Company's responsibility to take all necessary actions and to bear all such costs to issue the certificate of Common Stock as provided herein, including the responsibility and cost for delivery of an opinion letter to the transfer agent, if so required. The person in whose name the certificate of Common Stock is to be registered shall be treated as a shareholder of record on and after the exercise date. Upon surrender of any Warrants that are to be converted in part, the Company shall issue to the Warrantholder new Warrants equal to the unconverted amount, if so requested by Warrantholder.

         (g) The Company shall at all times reserve and have available all Common Stock necessary to meet exercise of the Warrants by all Warrantholders of the entire amount of

Warrants then outstanding. If, at any time Warrantholder submits an Election to Exercise Warrant and the Company does not have sufficient authorized but unissued shares of Common Stock available to effect, in full, a exercise of the Warrants (a "Exercise Default", the date of such default being referred to herein as the "Exercise Default Date"), the Company shall issue to the Warrantholder all of the shares of Common Stock which are available, and the Election to Exercise Warrant as to any Warrants requested to be converted but not converted (the "Unconverted Warrants"), upon Warrantholder's sole option, may be deemed null and void. The Company shall provide notice of such Exercise Default ("Notice of Exercise Default") to all existing Warrantholders of outstanding Warrants, by facsimile, within one (1) business day of such default (with the original delivered by overnight or two day courier), and the Warrantholder shall give notice to the Company by facsimile within five (5) business days of receipt of the original Notice of Exercise Default (with the original delivered by overnight or two day courier) of its election to either nullify or confirm the Election to Exercise Warrant.

         (h) Each person in whose name any certificate for shares of Common Stock shall be issued shall for all purposes be deemed to have become the holder of record of the Common Stock represented thereby on the date on which the Warrant was surrendered and payment of the purchase price and any applicable taxes was made, irrespective of date of issue or delivery of such certificate, except that if the date of such surrender and payment is a date when the Shares transfer books of the Company are closed, such person shall be deemed to have become the holder of such Shares on the next succeeding date on which such Share transfer books are open. The Company shall not close such Share transfer books at any one time for a period longer than seven (7) days.

         (i) This Warrant is exercisable in whole or in part at the Exercise Price per share of Common Stock (as defined hereafter) payable hereunder, payable in cash or by certified or official bank check, by means of sending to the Company, or its attorney, an Election to Exercise Warrants, as stated above, to receive the number of shares of Common Stock stated in such Election or by "cashless exercise" (only in the event the Shares underlying the Warrants have not been registered in an effective Registration Statement), by means of sending to the Company, or its attorney, an Election to Exercise Warrants, as stated above, to receive a number of shares of Common Stock equal to the difference between the Market Value (as defined hereafter) of the shares of Common Stock issuable upon exercise of this Warrant and the total cash exercise price thereof. Upon transmitting the annexed Notice of Exercise duly executed, together with payment of the Exercise Price for the shares of Common Stock purchased, or upon the "cashless exercise" as provided in this Section, the Holder shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased. For the purposes of this subsection, "Market Value" shall be an amount equal to the average closing bid price of a share of Common Stock for the ten (10) days preceding the Company's receipt of the Notice of Exercise Form duly executed multiplied by the number of shares of Common Stock to be issued upon surrender of this Warrant Certificate.

         SECTION 4. PAYMENT OF TAXES. The Company shall pay all documentary stamp taxes, if any, attributable to the initial issuance of the Shares; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable, (i) with respect to any secondary transfer of this Warrant or the Shares or (ii) as a result of the issuance of the Shares to any person other than the Warrantholder, and the Company shall not be required to issue or deliver any certificate for any Shares unless and until the person requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have produced evidence that such tax has been paid to the appropriate taxing authority.

         SECTION 5. MUTILATED OR MISSING WARRANT. In case the certificate or certificates evidencing this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall, at the request of the Warrantholder, issue and deliver in exchange and substitution for and upon cancellation of the mutilated certificate or certificates, or in lieu of and substitution for the certificate or certificates lost, stolen or destroyed, a new Warrant certificate or certificates of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Warrant and of a bond of indemnity, if requested, also satisfactory to the Company in form and amount, and issued at the applicant's cost. Applicants for such substitute Warrant certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

         SECTION 6. RESERVATION OF SHARES. The issuance, sale and delivery of the Warrants have been duly authorized by all required corporate action on the part of the Company and when issued, sold and delivered in accordance with the terms hereof and thereof for the consideration expressed herein and therein, will be duly and validly issued, fully paid, and non-assessable and enforceable in accordance with their terms, subject to the laws of bankruptcy and creditors' rights generally. The Company shall pay all taxes in respect of the issue thereof. As a condition precedent to the taking of any action that would result in the effective purchase price per share of Common Stock upon the exercise of this Warrant being less than the par value per share (if such shares of Common Stock then have a par value), the Company will take such corporate action as may, in the opinion of its counsel, be necessary in order that the Company may comply with all its obligations under this Agreement with regard to the exercise of this Warrant.

         SECTION 7. WARRANT PRICE. During the Exercise Period, the price per Share ("Warrant Price") at which Shares shall be purchasable upon the exercise of this Warrant shall be _____________ ($____).

         SECTION 8. ADJUSTMENT OF WARRANT PRICE AND NUMBER OF SHARES. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time after the date hereof upon the happening of certain events, as follows:

         8.1 ADJUSTMENTS. The number of Shares purchasable upon the exercise of this Warrant shall be subject to adjustments as follows:

         (a) In case the Company shall (i) pay a dividend on Common Stock in Common Stock or securities convertible into, exchangeable for or otherwise entitling a holder thereof to receive Common Stock, (ii) declare a dividend payable in cash on its Common Stock and at substantially the same time offer its shareholders a right to purchase new Common Stock (or securities convertible into, exchangeable for or other entitling a holder thereof to receive

Common Stock) from the proceeds of such dividend (all Common Stock so issued shall be deemed to have been issued as a stock dividend), (iii) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, (iv) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (v) issue by reclassification of its Common Stock any shares of Common Stock of the Company, the number of shares of Common Stock issuable upon exercise of the Warrants immediately prior thereto shall be adjusted so that the holders of the Warrants shall be entitled to receive after the happening of any of the events described above that number and kind of shares as the holders would have received had such Warrants been converted immediately prior to the happening of such event or any record date with respect thereto. Any adjustment made pursuant to this subdivision shall become effective immediately after the close of business on the record date in the case of a stock dividend and shall become effective immediately after the close of business on the effective date in the case of a stock split, subdivision, combination or reclassification.

         (b) In case the Company shall distribute, without receiving consideration therefor, to all holders of its Common Stock evidences of its indebtedness or assets (excluding cash dividends other than as described in Section (8)(a)(ii)), then in such case, the number of shares of Common Stock thereafter issuable upon exercise of the Warrants shall be determined by multiplying the number of shares of Common Stock theretofore issuable upon exercise of the Warrants, by a fraction, of which the numerator shall be the closing bid price per share of Common Stock on the record date for such distribution, and of which the denominator shall be the closing bid price of the Common Stock less the then fair value (as determined by the Board of Directors of the Company, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed per share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

         (c) Any adjustment in the number of shares of Common Stock issuable hereunder otherwise required to be made by this Section 8 will not have to be adjusted if such adjustment would not require an increase or decrease in one percent (1%) or more in the number of shares of Common Stock issuable upon exercise of the Warrant. No adjustment in the number of Shares purchasable upon exercise of this Warrant will be made for the issuance of shares of capital stock to directors, employees or independent Warrantors pursuant to the Company's or any of its subsidiaries' stock option, stock ownership or other benefit plans or arrangements or trusts related thereto or for issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under such plan.

         (d) Whenever the number of shares of Common Stock issuable upon the exercise of the Warrants is adjusted, as herein provided the Warrant Price shall be adjusted (to the nearest cent) by multiplying such Warrant Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of shares of Common Stock issuable upon the exercise of each share of the Warrants immediately prior to such adjustment, and of which the denominator shall be the number of shares of Common Stock issuable immediately thereafter.

         (e) The Company from time to time by action of its Board of Directors may decrease the Warrant Price by any amount for any period of time if the period is at least twenty (20) days, the decrease is irrevocable during the period and the Board of Directors of the Company in its sole discretion shall have made a determination that such decrease would be in the best interest of the Company, which determination shall be conclusive. Whenever the Warrant Price is decreased pursuant to the preceding sentence, the Company shall mail to holders of record of the Warrants a notice of the decrease at least fifteen (15) days prior to the date the decreased Warrant Price takes effect, and such notice shall state the decreased Warrant Price and the period it will be in effect.

         8.2 MERGERS, ETC. In the case of any (i) consolidation or merger of the Company into any entity (other than a consolidation or merger that does not result in any reclassification, exercise, exchange or cancellation of outstanding shares of Common Stock of the Company), (ii) sale, transfer, lease or conveyance of all or substantially all of the assets of the Company as an entirety or substantially as an entirety, or (iii) reclassification, capital reorganization or change of the Common Stock (other than solely a change in par value, or from par value to no par value), in each case as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), each holder of Warrants then outstanding shall have the right thereafter to exercise such Warrant only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale, transfer, capital reorganization or reclassification by a holder of the number of shares of Common Stock of the Company into which such Warrants would have been converted immediately prior to such consolidation, merger, sale, transfer, capital reorganization or reclassification, assuming such holder of Common Stock of the Company (A) is not an entity with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be ("constituent entity"), or an affiliate of a constituent entity, and (B) failed to exercise his or her rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer is not the same for each share of Common Stock of the Company held immediately prior to such consolidation, merger, sale or transfer by other than a constituent entity or an affiliate thereof and in respect of which such rights or election shall not have been exercised ("non-electing share"), then for the purpose of this Section 8.2 the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). If necessary, appropriate adjustment shall be made in the application of the provision set forth herein with respect to the rights and interests thereafter of the holder of Warrants, to the end that the provisions set forth herein shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the exercise of the Warrants. The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers, capital reorganizations and reclassifications. The Company shall not effect any such consolidation, merger, sale or transfer unless prior to or simultaneously with the consummation thereof the successor company or entity (if other than the Company) resulting from such consolidation, merger, sale or transfer assumes, by written instrument, the obligation to deliver to the holder of Warrants such shares of stock, securities or assets as, in accordance with the foregoing provision, such holder may be entitled to receive under this Section 8.2.

         8.3 STATEMENT OF WARRANTS. Irrespective of any adjustments in the Warrant Price of the number or kind of shares purchasable upon the exercise of this Warrant, this Warrant certificate or certificates hereafter issued may continue to express the same price and number and kind of shares as are stated in this Warrant.

         SECTION 9. FRACTIONAL SHARES. Any fractional shares of Common Stock issuable upon exercise of the Warrants shall be rounded to the nearest whole share or, at the election of the Company, the Company shall pay the holder thereof an amount in cash equal to the closing bid price thereof. Whether or not fractional shares are issuable upon exercise shall be determined on the basis of the total number of Warrants the holder is at the time exercising and the number of shares of Common Stock issuable upon such exercise.

         SECTION 10. NO RIGHTS AS STOCKHOLDERS: NOTICES TO WARRANTHOLDERS. Nothing contained in this Warrant shall be construed as conferring upon the Warrantholder or its transferees any rights as a stockholder of the Company, including the right to vote, receive dividends, consent or receive notices as a stockholder with respect to any meeting of stockholders for the election of directors of the Company or any other matter. If, however, at any time prior to the Expiration Time and prior to the exercise of this Warrant, any of the following events shall occur:

         (a) any action which would require an adjustment pursuant to Section 8.1; or

         (b) a dissolution, liquidation or winding up of the Company or any consolidation, merger or sale of its property, assets and business as an entirety; then in any one or more of said events, the Company shall give notice in writing of such event to the Warrantholder at least ten (10) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to any relevant dividend, distribution, subscription rights, or other rights or for the effective date of any dissolution, liquidation of winding up or any merger, consolidation, or sale of substantially all assets, but failure to mail or receive such notice or any defect therein or in the mailing thereof shall not affect the validity of any such action taken. Such notice shall specify such record date or the effective date, as the case may be.

         SECTION 11. MISCELLANEOUS.

         (a) BENEFITS OF THIS AGREEMENT. Nothing in this Warrant shall be construed to give to any person or corporation other than the Company and the Warrantholder any legal or equitable right, remedy or claim under this Warrant, and this Warrant shall be for the sole and exclusive benefit of the Company and the Warrantholder.

         (b) RIGHTS CUMULATIVE; WAIVERS. The rights of each of the parties under this Warrant are cumulative. The rights of each of the parties hereunder shall not be capable of being waived or varied other than by an express waiver or variation in writing. Any failure to exercise or any delay in exercising any of such rights shall not operate as a waiver or variation of that or any other such right. Any defective or partial exercise of any of such rights shall not preclude any other or further exercise of that or any other such right. No act or course of conduct or negotiation on the part of any party shall in any way preclude such party from exercising any such right or constitute a suspension or any variation of any such right.

         (c) BENEFIT; SUCCESSORS BOUND. This Warrant and the terms, covenants, conditions, provisions, obligations, undertakings, rights, and benefits hereof, shall be binding upon, and shall inure to the benefit of, the parties hereto and their heirs, executors, administrators, representatives, successors, and permitted assigns.

         (d) ENTIRE AGREEMENT. This Warrant contains the entire agreement between the parties with respect to the subject matter hereof. There are no promises, agreements, conditions, undertakings, understandings, warranties, covenants or representations, oral or written, express or implied, between them with respect to this Warrant or the matters described in this Warrant, except as set forth in this Warrant. Any such negotiations, promises, or understandings shall not be used to interpret or constitute this Warrant.

         (e) ASSIGNMENT. This Warrant may be assigned if the Assignment of Warrant, attached as Exhibit B to this Warrant, is properly completed, executed and delivered to the Company.

         (f) AMENDMENT. This Warrant may be amended only by an instrument in writing executed by the parties hereto.

         (g) SEVERABILITY. Each part of this Warrant is intended to be severable. In the event that any provision of this Warrant is found by any court or other authority of competent jurisdiction to be illegal or unenforceable, such provision shall be severed or modified to the extent necessary to render it enforceable and as so severed or modified, this Warrant shall continue in full force and effect.

         (h) NOTICES. Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given when personally delivered (by hand, by courier, by telephone line facsimile transmission, receipt confirmed, or other means) or sent by certified mail, return receipt requested, properly addressed and with proper postage pre-paid (i) if to the Company, at its executive office (ii) if to the Subscriber, at the address set forth under its name in the Purchase Agreement, with a copy to its designated attorney and (iii) if to any other Subscriber, at such address as such Subscriber shall have provided in writing to the Company, or at such other address as each such party furnishes by notice given in accordance with this
Section 12(h), and shall be effective, when personally delivered, upon receipt and, when so sent by certified mail, four (4) business days after deposit with the United States Postal Service.

         (i) GOVERNING LAW. This Agreement shall be governed by the interpreted in accordance with the laws of the State of New York without reference to its conflicts of laws rules or principles. Each of the parties consents to the exclusive jurisdiction of the federal courts of the State of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdictions.

         (j) CONSENTS. The person signing this Warrant on behalf of the Company hereby represents and warrants that he has the necessary power, consent and authority to execute and deliver this Warrant on behalf of the Company.

         (l) FURTHER ASSURANCES. In addition to the instruments and documents to be made, executed and delivered pursuant to this Warrant, the parties hereto agree to make, execute and deliver or cause to be made, executed and delivered, to the requesting party such other instruments and to take such other actions as the requesting party may reasonably require to carry out the terms of this Warrant and the transactions contemplated hereby.

         (m) SECTION HEADINGS. The Section headings in this Warrant are for reference purposes only and shall not affect in any way the meaning or interpretation of this Warrant.

         (n) CONSTRUCTION. Unless the context otherwise requires, when used herein, the singular shall be deemed to include the plural, the plural shall be deemed to include each of the singular, and pronouns of one or no gender shall be deemed to include the equivalent pronoun of the other or no gender.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of the __ day of May, 2003.

                                                   INVISA, INC.


                                                   By: ________________________
                                                       Stephen A. Michael
                                                       President

                                    EXHIBIT 1
                     NOTICE OF ELECTION TO EXERCISE WARRANT

         The undersigned hereby irrevocably elects to exercise the right, represented by the Warrant Certificate dated as of __________, ____, to purchase __________ shares of the Common Stock, no par value, of INVISA, INC. and tenders herewith payment in accordance with Section 1 of said Common Stock Purchase Warrant.

__   CASH:    $___________________   =  (Exercise Price x Exercise Shares)

              Payment is being made by:
                    __   enclosed check
                    __   wire transfer
                    __   other

__   CASHLESS EXERCISE

     Net number of Warrant Shares to be issued to Holder :         _________*

     * based on:       Current Market Value - (Exercise Price x Exercise Shares)
                       ---------------------------------------------------------
                                     Market Price of Common Stock
     where:
     Market Price of Common Stock ["MP"]         =  $_______________
     Current Market Value [MP x Exercise Shares] =  $_______________


     Please deliver the stock certificate to:



Dated:



____________________________________
[Name of Holder]

By: ________________________________